Following is information about the computation of the earnings per share (EPS) data for the quarter ended June 30, 1998 and 1997:

                                               For the Quarter Ended June 30, 1998
                                               -------------------------------------
                                                  Income       Shares      Per-Share
                                                (Numerator) (Denominator)   Amount
                                               -------------------------------------
Basic EPS
Income available to common stockholders .....    $ 272,089    4,610,592    $   0.06
                                                                           ========
Effect of Diluted Securities

Employee stock options ......................         --         64,150
                                                 ----------------------

Diluted EPS
Income available to common stockholders
    plus assumed conversions ................    $ 272,089    4,674,742    $   0.06
                                                 ==================================


                                                For the Quarter Ended June 30, 1997
                                                -----------------------------------
                                                   Income       Shares    Per-Share
                                                (Numerator) (Denominator)   Amount
                                                -----------------------------------

Basic EPS
Income available to common stockholders .....    $ 335,036    4,588,895    $   0.07
                                                                           ========
Effect of Diluted Securities
Employee stock options ......................         --          5,918
                                                 ----------------------
Diluted EPS
Income available to common stockholders
    plus assumed conversions ................    $ 335,036    4,594,813    $   0.07
                                                 ==================================


Following is information about the computation of the earnings per share (EPS) data for the first 6 months ended June 30, 1998 and 1997:

                                                     For the 6 months Ended June 30, 1998
                                                     ------------------------------------
                                                        Income       Shares    Per-Share
                                                     (Numerator) (Denominator)  Amount
                                                     ------------------------------------
Basic EPS
Income available to common stockholders ...........   $ 446,457    4,610,520   $   0.10
                                                                               ========

Effect of Diluted Securities (none in 1st Qtr 1998)        --           --

Employee stock options ............................                   36,373
                                                      ----------------------
Diluted EPS
Income available to common stockholders
    plus assumed conversions ......................   $ 446,457    4,646,893   $   0.10
                                                      =================================

                                                     For the 6 months Ended June 30, 1997
                                                     ------------------------------------
                                                        Income       Shares    Per-Share
                                                     (Numerator) (Denominator)  Amount
                                                     ------------------------------------
Basic EPS
Income available to common stockholders .....        $ 335,036     4,586,447   $   0.07
                                                                               ========

Effect of Diluted Securities
Employee stock options ......................                         88,858
                                                     -------------------------
Diluted EPS
Income available to common stockholders
    plus assumed conversions ................        $ 335,036     4,675,305   $   0.07
                                                     ==================================

